SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
CERTIFIED PUBLIC ACCOUNTANTS

                                               10960 Wilshire Blvd., Suite 1100
                                                  Los Angeles, California 90024
                                                            Tel. (310) 477-3924
                                                             Fax (310) 477-9684




June 10, 1998




Securities and Exchange Commission
Washington, D.C.  20549

RE:  Alanco Environmental Resources Corporation
     File No. 86-0220694

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Alanco Environmental Resources Corporation dated June 10, 1998, and agree with the statements contained therein.

Very truly yours,



/s/Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
























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